SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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                          21st Century Insurance Group
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                (Name of Registrant as Specified in Its Charter)

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(C)1999, BOWNE & CO., INC.                         (BULLETIN NO. 190, 12-15-99)

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                             21st Century Letterhead

                                                     May 3, 2000


         You may have received the April 20 letter from Gregory Shepard. I regret the need to devote Company funds to address a significant factual flaw. He states that auto policy growth is being favored at the expense of profits. Somehow, he managed to get it backwards. Look at the record. Since AIG's investment at the end of 1994, the Company's combined ratio has improved significantly. On the other hand, unit growth has been below historic levels. Therefore, his assertion about policy growth is also incorrect.

         In his letter, Mr. Shepard also suggests that the Company has a flawed objective -- long-term growth. We do not understand how anyone could conclude that long-term growth is not an appropriate goal for a business. It is the strategy adopted by your Board, and we believe that the Company has been very successful in implementing it since AIG's investment.

         Mr. Shepard wants us to focus on one, selfish short-term goal -- sell the company. We strongly disagree. We believe that your Company should be concerned about long-term growth that serves all of its constituencies -- shareholders, policyholders, and employees.


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         We are confident that the Company is on the right track. As was stated
in the proxy, the Board of Directors recommends that you vote against Mr. Shepard's proposal.

                                                     Sincerely,

                                                     /s/ Robert M. Sandler
                                                     Chairman of the Board